UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 18, 2022 (November 14, 2022) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SOFO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 14, 2022 Sonic Foundry, Inc. (the “Company”) terminated its Revolving Credit Agreement with U.S. Bank National Association.

On November 16, 2022 the Company entered into a Loan and Security Agreement with Neltjeberg Bay Enterprises, LLC (“NBE”) whereby NBE loaned the Company $5,500,000 at a rate of 12% interest per annum due in 30 equal installments beginning on June 1, 2023. The facility also includes a 2% facility fee and a loan premium due at maturity equal to 20% of the amount loaned which is earned monthly based on the number of months the loan remains outstanding. The loan is secured by all assets of the Company and carries certain restrictions and financial covenants including 1) a debt coverage ratio of cash and accounts receivable to the NBE loan of not less than 1.15:1.0; 2) trailing six-month billings requirement of at least $12,000,000 for the September and December 2022 quarters, $11,000,000 for the March and June 2023 quarters and $12,000,000 for the September 2023 quarter and 3) a trailing six-month EBITDA burn requirement of less than $6,000,000 for the quarter ended September 2022, $6,500,000 for the quarter ending December 2022 and $7,000,000 for each of the quarters ending March, June and September 2023. The Managing Director of NBE is Frederick H. Kopko, Jr., a former member of the Company’s Board of Directors.

Simultaneously with the closing above, the Company closed a Security Agreement and Promissory Note with Mark Burish (“Burish”), the Company’s chair of the Board of Directors for $3,000,000. The note carries the same interest rate and fees as the note with NBE and is subordinate to the NBE Loan and Security Agreement.

On November 16, 2022 The Company entered into a Subscription Agreement with Burish and Warrant whereby Burish purchased $1,200,000 of common stock at a price equal to the average closing bid price on the five days preceding the date of close (1,176,471 shares) and received a Warrant to purchase 511,765 shares of common stock at a price of $1.02. The warrant matures on November 16, 2027.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On November 15, 2022, Frederick H. Kopko, Jr., a member of the Board of Directors (“Board”) of Sonic Foundry, Inc. (“the Company”) since December 1995, notified the Company of his intention to resign from the Board of Directors effective immediately. Mr. Kopko’s decision was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mark Burish, Chairman of the Board said, “It has been an honor to work with Fred and on behalf of our board and management, I thank him for his leadership and commitment to our vision.”

Item 9.01 Financial Statements and Exhibits.

d.	Exhibits

10.1    Loan and Security Agreement dated November 16, 2022 between Neltjeberg Bay Enterprises LLC and the Company

10.2    Security Agreement dated November 16, 2022 between Mark Burish and the Company

10.3    Subscription Agreement dated November 16, 2022 between Mark Burish and the Company

10.4    Warrant Agreement dated November 16, 2022 between Mark Burish and the Company

104     Cover page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT LIST
NUMBER                           DESCRIPTION

10.1	Loan and Security Agreement dated November 16, 2022 between Neltjeberg Bay Enterprises LLC and the Company
10.2	Security Agreement dated November 16, 2022 between Mark Burish and the Company
10.3	Subscription Agreement dated November 16, 2022 between Mark Burish and the Company
10.4	Warrant Agreement dated November 16, 2022 between Mark Burish and the Company
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

November 18, 2022

By:	/s/ Ken Minor
By:	Ken Minor
Title:	Chief Financial Officer